Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Completes North Carolina Acquisition
Transaction Adds Six Hot-Mix Asphalt Plants in Eastern North Carolina

DOTHAN, AL, November 2, 2020 – Construction Partners, Inc. (NASDAQ: ROAD) (the “Company” or “Construction Partners”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today announced that it has acquired Rose Brothers Paving Company, Inc., an asphalt and paving contractor based in Ahoskie, North Carolina. The transaction adds six hot-mix asphalt plants in eastern North Carolina, providing the Company with access to additional markets and expanding its footprint in the state. The Company expects to continue to operate under the name “Rose Brothers Paving Company” in certain of the acquired markets.
“This transaction represents an important strategic step for our organization as we expand into new North Carolina markets,” said Fred J. (Jule) Smith, III, Chief Operating Officer of Construction Partners. “We welcome our new team members and look forward to a bright future in these market areas under the continuing leadership of Tim Rose and his team.”
Smith continued, “We are bullish on the North Carolina market and believe that long-term demographic trends and recent transportation funding initiatives are creating tailwinds for infrastructure and economic development in the state. As a result of the Rose Brothers transaction and our previously announced acquisition of Riley Paving, Inc. in October, we now have 15 hot-mix asphalt plants strategically located throughout North Carolina and 45 hot-mix asphalt plants company-wide.”
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 45 hot-mix asphalt plants, nine aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. The forward-looking statements contained in this press release include, without limitation, statements relating to the benefits of a business acquisitions and the expected results of the acquired business. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements are set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the SEC. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contact:
Rick Black
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600